UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56015	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Depot Court, SE, Suite 215

Leesburg, VA 20175

 (Address of Principal Executive Offices)

(703) 436-2161

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (par value $0.0001 per share)	QUBT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

As previously reported, from November 10, 2021 through November 17, 2021, Quantum Computing Inc. (the “Company”), conducted a private placement offering (the “Private Placement”) pursuant to securities purchase agreements (the “Purchase Agreements”) with 7 accredited investors (each, an “Investor” and collectively the “Investors”), whereby the Investors had agreed to purchase from the Company an aggregate of 1,545,459 shares of the Company’s newly created Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and warrants (the “Warrants”. and together with the Series A Preferred Stock, the “Securities”) to purchase 1,545,459 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

On December 16, 2021, the Company and the Investors entered into amendments to the securities purchase agreement (the “Amended Purchase Agreements”) and the Warrants (the “Warrant Amendment”) to clarify that the Company shall not effect the conversion of any of the Series A Preferred Stock, or the exercise of any Warrants held by an Investor, or pay any dividend in the form of Common Stock, and an Investor shall not have the right to convert any of the Series A Preferred Stock or exercise Warrants held by such Investor and any such conversion or exercise shall be null and void and treated as if never made, if to the extent that after giving effect to such payment of dividend in the form of Common Stock, or such conversion or exercise of such Warrant, the aggregate amount of Common Stock issuable to the Investor would exceed, when added to the previously issued shares of Common Stock, the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”).

The foregoing descriptions of the Amended Purchase Agreement and the Warrant Amendment does not purport to be complete and are qualified in their entirety by reference to the Amended Purchase Agreement and the Warrant Amendment, the copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03 in its entirety.

As previously reported, on November 10, 2021, in connection with the Private Placement, the Company filed a Certificate of Designations (the “Certificate of Designations”) for the Series A Preferred Stock with the Secretary of State of Delaware.

On December 16, 2021, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Designations, to amend the terms of the Series A Preferred Stock. Pursuant to the Certificate of Amendment (i) Section 2 of the Certificate of Designations was amended to decrease the number of authorized shares of Series A Preferred Stock from 2,000,000 shares to 1,550,000; and (ii) Section 5(d) of the Certificate of Designations was amended to clarify that the shares of common stock of the Company underlying the Securities shall be subject to the Nasdaq 19.99% Cap.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03 in its entirety.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Designations of Series A Convertible Preferred Stock of Quantum Computing Inc., filed with the Delaware Secretary of State on December 16, 2021
10.1	Form Amendment to Securities Purchase Agreement
10.2	Form Amendment to Common Stock Purchase Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM COMPUTING INC.

Date: December 17, 2021	By:	/s/ Robert Liscouski
Robert Liscouski
President, Chief Executive Officer

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